SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549

                              FORM 8-K

                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934
                        ___________________



  Date of Report (Date of earliest event reported) February 5, 2003
                              BICO, INC.
        (Exact name of registrant as specified in its charter)


 Pennsylvania                     0-10822                25-1229323
(State of other jurisdiction (Commission File Number)   (IRS Employer
 of incorporation)                                    Identification No.)


  2275 Swallow Hill Road, Bldg. 2500, Pittsburgh, Pennsylvania 15220
  (Address of principal executive offices)                  (Zip Code)


  Registrant's telephone number, including area code (412) 429-0673

       _________________________________________________________
     (Former name or former address, if changes since last report.)




Item 1.   Changes in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events and Regulation FD Disclosure.

          BICO has decided to voluntarily vacate its manufacturing facility in Indiana, PA. BICO vacated rather than continue to litigate with Indiana County. The lawsuit filed is Indiana County v. BICO, Case No. 2002-30644 in the Court of Common Pleas of Indiana County, Pennsylvania. All manufacturing operations have ceased and no additional work is being performed on any remaining contracts. A small group of former BICO employees are attempting to assume the rights and responsibilities of the U.S. Government contract, but until the government's consent is received, that assignment will not be complete. BICO is liable for any damages that occur as a result of the facility's closure, including from breach of contract for its failure to complete the work.

          BICO has received notice of several additional default judgments; a sheriff's sale is scheduled for mid-February for all of Petrol Rem's assets based on a default judgment in excess of $297,000 obtained by Eddie Lofton, the Louisiana oil spill clean-up operator who sold INTCO stock to Petrol Rem. The case is Lofton v. Petrol Rem and BICO, No. GD 02-22453 in the Court of Common Pleas of Allegheny County, Pennsylvania. If BICO or Petrol Rem cannot pay the amount due, or reach another resolution prior to the sheriff's sale, Petrol Rem's assets will be liquidated.

          David Staudenmaier, a former BICO employee who was terminated, filed suit against BICO. Because BICO did not make certain filings with the court, the Court of Common Pleas of Allegheny County entered a default judgment for over $800,000 against BICO, Stan Cottrell (BICO's CEO and Chairman of the Board), Paul Stagg (a former BICO director) and Fred Cooper (former CEO and a director). BICO believes the judgment was entered improperly and are filing an appeal. The case is Staudenmaier v. BICO, Inc., Fred E. Cooper, Paul Stagg and Stan Cottrell, No. GD 02-18913 in the Court of Common Pleas of Allegheny County, Pennsylvania.

          Mellon Investor Services has threatened to stop providing registrar and transfer agent services to BICO unless certain payments are made. BICO made a payment on February 5, 2003, and another payment is due on February 15, 2003. If BICO is unable to make payments when due or make other arrangements for those services, trading in BICO's common stock may have to cease.

          BICO is in negotiations with various groups in an attempt to raise funds by selling either its ViaCirq or Petrol Rem technology. To date, nothing formal has occurred.


Item 6.   Resignations of Registrant's Directors.
          Not applicable.

Item 7.   Financial Statements and Exhibits.

         (a)  Financial Statements of Businesses Acquired -
              Not Applicable.
         (b)  Pro Forma Financial Information - Not Applicable.
         (c)  Exhibits - Not Applicable

Item 8.   Change in Fiscal Year.
          Not applicable

Item 9.   Regulation FD Disclosure.
          Not applicable


SIGNATURES

     Pursuant to the requirement of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     BICO, INC.

                                     by /s/ Stan Cottrell
                                            Stan Cottrell, CEO, Director


DATED:  February 5, 2003